Exhibit 99.3
THE OPTION (AS DEFINED HEREIN) AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), UNDER THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.
OPTION AGREEMENT
This Option Agreement is made and entered into as of May  _____  , 2008 (the “Effective Date”), by and between Community Bankers Acquisition, LLC (the “Optiongrantor”) and the undersigned optionholder (the “Optionholder”). Reference is also made to that certain Stock Escrow Agreement (the “Initial Escrow Agreement”), dated as of June 8, 2006, by and between Community Bankers Acquisition Corp. (the “Company”), Continental Stock Transfer & Trust Company, as escrow agent (the "Escrow Agent”), and the Optiongrantor, Gary A. Simanson (“Simanson”), the David and Vicki Jo Zalman 2006 Childrens’ Trust, the Eugene S. Putnam, Jr. 2004 Irrevocable Trust, Stewart J. Paperin, Keith Walz and David W. Spainhour and Carolyn E. Spainhour, Trustees of the Spainhour Family Trust U/A/ Dated 8/22/97 (collectively, the “Initial Stockholders”), pursuant to which the Initial Stockholders deposited certificates evidencing an aggregate of 1,875,000 shares of the Company’s common stock, par value $0.01 (the “Common Stock”), with the Escrow Agent, to be held in escrow until disbursed in accordance with Section 3 thereof. In addition, reference is also made to that certain Option Escrow Agreement (the “Option Escrow Agreement”), dated as of [ ¡ ], 2008, by and between the Escrow Agent and the Optiongrantor, pursuant to which the Optiongrantor has deposited certificates evidencing an aggregate of [ ¡ ] warrants, each of which is exercisable for one share of Common Stock at a price of $5.00 and expires on June 4, 2011 (the "Warrants”), with the Escrow Agent and upon the disbursement of Escrow Shares (as defined in the Initial Escrow Agreement) in accordance with Section 3 of the Initial Escrow Agreement will cause the Escrow Agent to transfer [ ¡ ] shares of Common Stock currently held under the Initial Escrow Agreement to the Option Escrow Agreement, all of which shares of Common Stock and Warrants will be held in escrow until disbursed in accordance with Section 3 thereof. A form of Warrant is attached hereto as Exhibit A.
In order to induce the Optionholder to purchase [ ¡ ] shares of the Company’s currently outstanding Common Stock (the “Acquired Shares”), for value received, the Optiongrantor hereby grants the Optionholder, subject to the terms and conditions hereof, an option (the “Option”) to purchase from the Optiongrantor (i) one share of Common Stock (“Option Stock”) for a purchase price of $0.01 per share and (ii) one Warrant for a purchase price of $0.10 per Warrant (“Option Warrants” and together with the Option Stock, the “Option Securities”), in each case for every four Acquired Shares purchased by the Optionholder, subject to adjustment pursuant to Section 2 and Section 6. By acceptance of this Option Agreement, the Optionholder agrees to all the terms and conditions hereof.
1. Exercise Period. The Option may be exercised at any time and from time to time during the one-year period (the “Exercise Period”) commencing on the earliest of (i) June 8, 2009 (ii) the Company’s consummation of a merger, stock exchange or similar transaction which results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property (a “Fundamental Transaction”) (it being understood and agreed that the Optionholder may conditionally exercise the Option prior to the consummation of such Fundamental Transaction such that the Optionholder can participate in such transaction upon its consummation) and (iii) with respect to the Option Warrants only, the date the Company issues a notice exercising its right to call the Warrants, unless sooner terminated in accordance with the provisions hereof.

2. Method of and Amount of Exercise. This Option may be exercised in whole or in part (meaning it can be exercised from time to time, in the Optionholder’s sole discretion, (i) solely for Option Stock, (ii) solely for Option Warrants and/or (iii) a combination of Option Stock and Option Warrants, in each case in such amounts as the Optionholder shall determine) during the Exercise Period by delivery of the following to the Optiongrantor at its address set forth on the signature page hereto (or at such other address as it may designate by notice in writing to the Optionholder): (i) an executed Notice of Exercise in the form attached hereto as Exhibit B (with a copy to the Escrow Agent) and (ii) payment in United States dollars by check or wire transfer in readily available funds of the aggregate exercise price of the Option Securities to be purchased; provided, however, that the maximum number of each of the shares of Option Stock and the Option Warrants that may be purchased by the Optionholder hereunder at the time of any exercise shall be equal to twenty-five percent (25%) of the Acquired Shares held by the Optionholder on the date payment for the Option Securities is received by the Optiongrantor pursuant to this Section 2, less the amount of any shares of Option Stock and Option Warrants, as applicable, that have been previously purchased pursuant to this Option Agreement.
3. Representations and Warranties of Optiongrantor and Simanson. Each of the Optiongrantor and Simanson represents, warrants and agrees as follows:
a. The Optiongrantor has the power and authority to execute and deliver this Option Agreement and to perform its obligations hereunder, all of which have been duly authorized by all requisite action. This Option Agreement has been duly authorized, executed and delivered by the Optiongrantor and constitutes its valid and binding obligation, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
b. The Optiongrantor owns of record and beneficially, and shall continue to own throughout the Exercise Period, all of the Option Securities subject to the Option and a sufficient number of other issued and outstanding shares of Common Stock and Warrants to satisfy its obligations under any other option agreements (issued contemporaneously herewith or otherwise) and any other agreements for the sale, delivery or transfer of any shares of Common Stock or Warrants or other commitments of similar character (the “Other Options”). All shares of Option Stock and Option Warrants are, and when delivered to the Optionholder upon exercise of this Option shall be, validly issued, fully paid and non-assessable, shall be free from all taxes, liens, encumbrances, charges or claims (other than any encumbrances created by or imposed upon the Optionholder), and shall have the same rights, preferences and privileges, and shall be subject to the same restrictions, as the Option Stock and Option Warrants, as applicable, generally, including, with respect to the Option Stock, the Option Warrants and the shares of Common Stock underlying the Option Warrants, registration rights pursuant to that certain Registration Rights Agreement by and among the Company and certain parties listed therein, dated as of June 8, 2006. The Optiongrantor and Simanson shall use their best efforts to cause the Company to include the Option Stock, the Option Warrants and the shares of Common Stock underlying the Option Warrants on the first Registration Statement filed pursuant to such Registration Rights Agreement and to list the Optiongrantor as a selling stockholder with respect to such securities on such Registration Statement. The Optionholder and the Optiongrantor acknowledge and agree that, upon exercise of the Option, each shall be required to execute and deliver such other documents as may be required to grant the Optionholder the same rights, and subject the Optionholder to the same duties and obligations, as holders of Option Stock and Option Warrants, as applicable, generally. During the Exercise Period, the Optiongrantor shall not exercise the Option Warrants.

c. Other than certain option agreements which are substantially identical to this Option Agreement and entered into on even date herewith, the Optiongrantor has not entered into any agreement, arrangement or other understanding (i) granting any option, warrant or right of first refusal with respect to the Option Securities to any person, (ii) restricting its right to enter into this Option Agreement or sell the Option Securities to the Optionholder upon the exercise of this Option, or (iii) restricting any other of its rights with respect to the Option Securities.
d. The execution, delivery and performance of this Option Agreement, the transfer of shares of Common Stock and Warrants to the Optiongrantor to enable it to satisfy the Option and the Other Options and the sale of the Option Securities by the Optiongrantor upon exercise of the Option do not and will not (i) conflict with or constitute a violation of, or default (with the passage of time or the delivery of notice) under, (A) any agreement or instrument to which the Optiongrantor is a party or by which it or any of its property is bound or (B) any law, administrative regulation, ordinance or judgment, order or decree of any court or governmental agency, arbitration panel or authority binding upon the Optiongrantor or any of its property, or (ii) violate its organizational documents.
e. Other than any filings that may need to be made under Section 16 of the Securities Exchange Act of 1934 (the “Exchange Act”) and the filing of any Exchange Act Schedule 13D or 13G, as applicable, no authorization, approval, consent or order of or registration or filing with any governmental or regulatory authority, commission, board, body or agency is required for the execution, delivery and performance of this Option Agreement, the transfer of shares of Common Stock and Warrants to the Optiongrantor to enable it to satisfy the Option and the Other Options and the sale of the Option Securities by the Optiongrantor to the Optionholder upon exercise of the Option.
f. Each of the Optiongrantor and Simanson, jointly and severally, shall indemnify, defend and hold harmless each of the Optionholder and its agents, shareholders, partners, members, officers, directors, representatives and affiliates (each an “Indemnitee” and collectively, the "Indemnitees”) from and against any and all losses, damages, liabilities, claims and expenses, including reasonable attorneys’ fees, sustained by any Indemnitee resulting from or arising out of any material inaccuracy in, breach of, or non-fulfillment of any representation, warranty, covenant or agreement made by or other obligation of the Optiongrantor contained in this Option Agreement.
4. Optionholder Representations and Warranties. The Optionholder represents and warrants as follows:
a. The Optionholder is acquiring the Option for its own account for investment purposes, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof. The undersigned has no present intention of selling, transferring, granting any participation in, or otherwise distributing the Option, and does not presently have reason to anticipate a change in such intention. The undersigned has no contract, agreement, undertaking or arrangement with any person to sell, transfer, grant participation in or otherwise distribute the Option. The Optionholder understands that the Optiongrantor is granting the Option in reliance upon the Optionholder’s representations herein.
b. The Optionholder has received all the information that it has requested from the Optiongrantor and that it considers necessary or appropriate for deciding whether to acquire the Option. The undersigned has had an opportunity to ask questions and receive answers from the Optiongrantor regarding the terms and conditions of the Option Agreement and to obtain any additional information from the Optiongrantor necessary to verify the accuracy of the information given to the Optionholder.
c. The Optionholder acknowledges that acquisition of the Option involves a high degree of risk. The Optionholder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its acquisition of the Option and of protecting its own interests in connection with this transaction. The Optionholder is able, without materially impairing its financial condition, to hold the Option for an indefinite period of time and to suffer a complete loss of the Option.

d. The Optionholder understands that it is acquiring the Option in a transaction not involving a public offering within the United States within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and that the Option has not been registered under the Securities Act and, therefore, the Option cannot be resold unless it is registered under the Securities Act or an exemption from registration is available. The Optionholder understands that the Company is under no obligation to register the Option. The Optionholder understands that no public market now exists for the Option, and that it is uncertain whether such a public market will ever exist.
e. The Optionholder understands that the Option is a “restricted security” under the U.S. federal securities laws inasmuch as it is being acquired in a transaction not involving any public offering, and that under such laws and applicable regulations such security may be resold without registration under the Securities Act only in certain limited circumstances. The Optionholder is familiar with Rule 144 under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.
f. The Optionholder agrees not to make any disposition of all or any part of the Option.
5. No Fractional Shares; Share Certificates. No fractional shares shall be issued upon exercise of this Option. If upon exercise of this Option a fractional share results, the Optiongrantor shall pay the Optionholder the cash value of that fractional share based on the market value of the Option Securities. The certificates representing any Option Stock and the Option Warrants purchased upon exercise of this Option shall be delivered to the Optionholder as soon as practicable after exercise of the Option in accordance with Section 2, but in no event later than three (3) business days after such exercise.
6. Adjustment of Exercise Price and Number of Option Securities. In the event of any change in the outstanding common stock of the Company by reason of a stock dividend, stock split, recapitalization, reclassification, combination or exchange of shares, separation, reorganization, liquidation, Fundamental Transaction or the like (each, an “Adjustment Event”), the Option Securities purchasable upon exercise of this Option and the applicable purchase price of the Option Securities shall be correspondingly adjusted to give the Optionholder, upon exercise of this Option for the same aggregate purchase price, the aggregate number, class and kind of shares or other securities or cash or other property that the Optionholder would have received had the Optionholder exercised the Option prior to such Adjustment Event and continued to hold the shares, cash or other property and Warrants so received until after such Adjustment Event. Any adjustment pursuant to this Section 6 shall become effective at the close of business on the effective date of such Adjustment Event; provided, however, that if a record date is fixed for such Adjustment Event, then the effective date of such adjustment shall be such record date. The form of this Option Agreement need not be changed because of any adjustment pursuant to this Section 6. Upon the occurrence of each adjustment pursuant to this Section 6, the Optiongrantor, at its expense, will promptly compute such adjustment in accordance with the terms of this Option Agreement and prepare a certificate setting forth such adjustment, describing the transactions giving rise to such adjustment and showing in detail the facts upon which such adjustment is based. The Optiongrantor will promptly deliver a copy of each such certificate to the Optionholder with five (5) business days of the occurrence of such adjustment.
7. Option Escrow Agreement. As a condition precedent to the execution of this Option Agreement, Optiongrantor has entered into the Option Escrow Agreement in the form attached hereto as Exhibit C and has provided to the Escrow Agent irrevocable instructions to transfer the Option Securities subject to the Initial Escrow Agreement to the escrow account under the Option Escrow Agreement upon the disbursement of the Escrow Shares (as defined in the Initial Escrow Agreement) in accordance with Section 3 of the Initial Escrow Agreement.

8. No Shareholder Rights. Nothing contained herein shall be construed as conferring upon the Optionholder or any other person any rights, preferences or privileges as a shareholder of the Company, until and only to the extent that this Option is exercised for shares of Option Stock.
9. Governing Law. This Option Agreement and the rights and obligations of the parties hereunder shall be governed by and construed under the laws of the State of Delaware, without regard to its choice of law or conflicts of law provisions.
10. Attorneys’ Fees. In any legal proceeding arising out of or related to this Option Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees and out-of-pocket costs, in addition to any other relief to which such party may be entitled.
11. Entire Agreement. This Option Agreement and any documents delivered pursuant hereto or thereto, constitutes the full and complete understanding and agreement of the parties with respect to the subject matter hereof, and supersedes any prior agreements between the parties with respect thereto.
12. Severability. If any provision hereof is held unenforceable in any respect, such provision shall be invalid only to the extent of such unenforceability, without invalidating the remainder of such provision or any other provision of this Option Agreement.
13. No Implied Waiver. No failure to exercise, delay in exercising or partial exercise of any right or remedy hereunder shall operate as a waiver of any provision of this Option Agreement. No waiver of any provision of this Option Agreement shall operate as a waiver of any other provision (whether or not similar), nor shall it operate as a continuing waiver, unless so provided in writing by the waiving party.
14. Remedies Cumulative. All remedies afforded to any party hereto, either under this Option Agreement or by law or otherwise, shall be cumulative and not alternative.
15. Counterparts. This Option Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute a single instrument. Facsimile signatures hereto shall be valid.
16. Headings. The headings used in this Option Agreement are for convenience only and are not to be considered in construing this Option Agreement.
17. Amendment; Waiver. This Option Agreement may be modified, amended or terminated, and any provision hereof waived, either generally or in a particular instance and either retroactively or prospectively, only by the written consent of the Optiongrantor and the Optionholder.
18. Assignment. This Option Agreement may not be assigned or transferred by the Optiongrantor. Any attempted assignment in violation of this provision shall be null and void.
19. Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Option Agreement, and any consents or stipulations hereunder, shall inure to the benefit of and be binding upon the respective successors and assigns of each party.

20. Third Party Beneficiaries. Except as otherwise provided herein, nothing in this Option Agreement, express or implied, is intended to confer upon any third party any rights, remedies, obligations or liabilities.
21. Notices. The address of record for Optionholder for all purposes of this Option Agreement shall be that address set forth beneath Optionholder’s signature on this Option Agreement. The address of record for the Optiongrantor for all purposes of this Option Agreement shall be at the address set forth beneath the Optiongrantor’s signature on this Option Agreement. Either party may change his address of record only by notifying the other party in the manner prescribed herein. All notices, requests, and other communications required or permitted to be given or delivered hereunder to either party must be in writing, and shall be personally delivered, sent by certified or registered mail, postage prepaid or by overnight courier such as Fedex to such party at the address of record. Any notice under this Option Agreement or with respect to the Option Securities shall be deemed to have been sufficiently given or served and effective for all purposes when deposited with the United States Postal Service or overnight courier.
22. Further Assurances. Each party agrees to execute and deliver such other documents and to take such other actions as may reasonably be necessary to give full effect to the purposes of this Option Agreement and the terms and conditions hereof.
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In Witness Whereof, the parties hereto have executed this Option Agreement as of the date first written above.

“OPTIONGRANTOR”

By:

Address:

Address:
“OPTIONHOLDER”

By:

Address:

Address:

Consented as of the date hereof on behalf
of the Representatives of the Underwriters
I-Bankers Securities, Inc.

By:
Acknowledged and agreed as of the date hereof
(for purposes of Section 3)

Gary A. Simanson

[Signature Page to Option Agreement]

EXHIBIT A

EXHIBIT B
NOTICE OF EXERCISE

To:	Optiongrantor
The undersigned, party to the attached Option Agreement, hereby elects to purchase  _____  shares of the Common Stock, par value, $0.01 (the “Shares”) of the Company and  _____  Warrants (the “Warrants”) exercisable into  _____  shares of Common Stock, par value, $0.01 of the Company.
The undersigned :

☐	Tenders herewith payment of the aggregate exercise price of the Shares, together with any applicable transfer taxes thereon.
☐	Tenders herewith payment of the aggregate exercise price of the Warrants, together with any applicable transfer taxes thereon.
The undersigned represents that:
a) It holds, as of the date hereof,  _____  of the  _____  Acquired Shares originally purchased by it.
b) It has previously elected to purchase  _____  shares of Common Stock and  _____  Warrants.
Please issue a certificate or certificates representing said Shares and said Warrants in the name of the undersigned.

Optionholder:

By:

Address:

Address:

Date:

COUNTERSIGNED:
COMMUNITY BANKERS ACQUISITION LLC

By:	Gary A. Simanson, Its Manager

EXHIBIT C